AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT


     THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Agreement") made this 9th day of July, 1999 by and among FLEET CAPITAL CORPORATION, as a Lender ("Fleet") and as syndications agent for the Lenders ("Syndication Agent"), 233 South Wacker Drive, Chicago, Illinois 60606, FINOVA CAPITAL CORPORATION, as a Lender ("FINOVA"), 311 South Wacker Drive, Suite 4100, Chicago, Illinois 60606, LASALLE BANK NATIONAL ASSOCIATION, a national banking association (in its individual capacity, "LaSalle"), 135 South LaSalle Street, Chicago, Illinois 60603-4105, for itself, and as Agent for all Lenders that are now or hereafter parties to this Agreement, all other Lenders from time to time a party to this Agreement, AMERICAN TISSUE CORPORATION, a New York corporation, ("ATC"), AMERICAN TISSUE MILLS OF OREGON, INC., a New York corporation, ("ATMO"), AMERICAN TISSUE MILLS OF NEENAH LLC, a New York limited liability company, ("ATMN"), AMERICAN TISSUE MILLS OF NEW HAMPSHIRE, INC., a New York corporation, ("ATMNH"), AMERICAN TISSUE MILLS OF NEW YORK, INC., a New York corporation, ("ATMNY"), AMERICAN TISSUE MILLS OF GREENWICH LLC, a New York limited liability company, ("ATMG"), CALEXICO TISSUE COMPANY LLC, a New York limited liability company ("Calexico"), PULP & PAPER OF AMERICA LLC, a New York limited liability company ("PPA"), PULP OF AMERICA LLC, a New York limited liability company ("Pulp"), PAPER OF AMERICA LLC, a New York limited liability company ("Paper") and AMERICAN TISSUE INC., a Delaware corporation ("Holdings"), each with an office at 135 Engineers Road, Hauppauge, New York 11788. For purposes hereof, ATC, ATMO, ATMN, ATMNH, ATMNY, ATMG, Calexico, PPA, Pulp and Paper are sometimes referred to herein individually as a "Borrower" and collectively, as "Borrowers". Borrowers and Holdings are sometimes collectively referred to as "Companies" and individually as a "Company".

                               W I T N E S S E T H

     WHEREAS, LaSalle, as a Lender and as Agent, certain other Lenders and certain of the Borrowers are parties to individual Loan and Security Agreements (each, an "Original Loan Agreement" and collectively, the "Original Loan Agreements") pursuant to which the Lenders agreed to make certain loans to such Borrower, upon the terms and conditions set forth therein;

     WHEREAS, the Companies are contemporaneously herewith issuing Senior Secured Notes in a principal amount of not less than One Hundred Eighty Million Dollars ($180,000,000) pursuant to the Indenture of even date herewith, among the Companies, American Cellulose Mill Corp., American Tissue Mills of Wisconsin, Inc., Gilpin Realty LLC, Tagsons Paper Inc., 100 Realty Management LLC, Coram Realty LLC, Engineers

Road, LLC, Grand LLC, Hydro of America LLC, Landfill of America LLC, Markwood LLC, Railway of America LLC, Saratoga Realty LLC, Unique Financing LLC, Crown Vantage-New Hampshire Electric, Inc. and Berlin Mills Railway, Inc. (collectively the "Additional Notes Guarantor") and The Chase Manhattan Bank, as trustee;

     WHEREAS, Borrowers, Agent and Lenders wish to (i) consolidate the Original Loan Agreements into this Agreement, (ii) extend the term of the financing arrangements contemplated by the Original Loan Agreements, (iii) add additional Borrowers and (iv) amend the Original Loan Agreements in various other respects, and Agent, Lenders and Borrowers have agreed to amend and restate the Original Loan Agreements in their entirety by the execution of this Agreement.

     NOW, THEREFORE, in consideration of any Loan (including any Loan by renewal or extension) heretofore, now or hereafter made to any Borrower by Agent or any Lender, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Borrowers, the parties agree as follows:

     1. DEFINITIONS.

     (a) "Account," "Account Debtor," "Chattel Paper," "Documents," "Equipment," "General Intangibles," "Goods," "Instruments," "Inventory," and "Investment Property" shall have the respective meanings assigned to such terms, as of the date of this Agreement, in the Uniform Commercial Code as in effect in the State of Illinois.

     (b) "Affiliate" shall mean any Person directly or indirectly controlling, controlled by or under common control with a Company.

     (c) "Agent" shall mean LaSalle or its successor appointed pursuant to Paragraph 10 of Exhibit A, acting in its capacity as agent for, and on behalf of all Lenders.

     (d) "Business Day" shall mean any day other than a Saturday, a Sunday or any day that banks in the Chicago area, London or New York are required or permitted to close.

     (e) "Capital Expenditures" shall mean all payments for the acquisition of any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP.

     (f) "Collateral" shall mean all of the property of Borrowers described in paragraph 4 hereof, together with all other real or personal property of any Obligor or any other Person now or hereafter pledged to Agent, for the benefit of Agent and Lenders, to secure, either directly or indirectly, repayment of any of the Liabilities.

     (g) "Current Assets" shall have the meaning given such term in accordance with GAAP plus the Inventory LIFO Reserve less any deferred taxes.

     (h) "Current Liabilities" shall have the meaning given such term in accordance with GAAP less any deferred taxes.

     (i) "EBITDA" shall mean, for any period, (i) a Person's Net Income (excluding the effect of (A) extraordinary items of such Person for such period (recognizing that gains or losses on the sales of Equipment shall not be deemed extraordinary items) and (B) non-recurring charges incurred by such Person during such period) plus, (ii) the amount of all Interest Expense, income tax expense, depreciation and amortization of such Person for such period, plus or minus (as the case may be), (iii) any other non-cash charges which have been subtracted or added, (as the case may be) in calculating such Person's Net Income for such period, plus or minus (as the case may be), (iv) any increase or decrease, (as the case may be) in the Inventory LIFO Reserve for such period, all determined on a consolidated basis in accordance with GAAP.

     (j) "Eligible Account," shall mean with respect to a Borrower an Account owing to such Borrower which is acceptable to Agent in its sole discretion for lending purposes. Without limiting Agent's discretion, Agent shall, in general, consider an Account to be an Eligible Account of a Borrower if it meets, and so long as it continues to meet, the following requirements:

          (i) it is genuine and in all respects what it purports to be;

          (ii) it is owned by such Borrower, such Borrower has the right to subject it to a perfected security interest in favor of Agent for the benefit of Agent and Lenders, or assign it to Agent, for the benefit of Agent and Lenders and it is subject to a first priority perfected security interest in favor of Agent, for the benefit of Lenders and to no other claim, lien, security interest or encumbrance whatsoever, other than Permitted Liens;

          (iii) it arises from (A) the performance of services by such Borrower and such services have been fully performed and acknowledged and accepted by the Account Debtor thereunder; or (B) the sale or lease of Goods by such Borrower, and such Goods have been completed in accordance with the Account Debtor's specifications (if any) and delivered to and accepted by the Account Debtor, such Account Debtor has not refused to accept any of the Goods, returned or offered to return any of the Goods, or refused to accept any of the services which are the subject of such Account, and such Borrower has possession of, or such Borrower has delivered to Agent (at Agent's request) shipping and delivery receipts evidencing delivery of such Goods;

          (iv) it is evidenced by an invoice rendered to the Account Debtor thereunder, is due and payable within ninety (90) days after the date of the invoice and does not remain unpaid ninety (90) days past the invoice date thereof; provided, however, that if and for so long as more than fifty percent

     (50%) of the aggregate dollar amount of invoices owing by a particular Account Debtor remain unpaid more than ninety (90) days after the respective invoice dates thereof, then all Accounts owing by that Account Debtor shall be deemed ineligible;

          (v) it is a valid, legally enforceable and unconditional obligation of the Account Debtor thereunder, and is not subject to setoff, counterclaim, credit, allowance or adjustment by such Account Debtor, or to any claim by such Account Debtor denying liability thereunder in whole or in part;

          (vi) it does not arise out of a contract or order which fails in any material respect to comply with the requirements of applicable law;

          (vii) the Account Debtor thereunder is not a director, officer, employee or agent of such Borrower, or a Subsidiary, Parent or Affiliate, unless the Account arises out of a transaction permitted by paragraph 11(l) hereof and is otherwise an Eligible Account;

          (viii) it is not an Account with respect to which the Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless such Borrower assigns its right to payment of such Account to Agent pursuant to, and in full compliance with, the Assignment of Claims Act of 1940, as amended;

          (ix) it is not an Account with respect to which the Account Debtor is located in a state which requires such Borrower, as a precondition to commencing or maintaining an action in the courts of that state, either to
     (A) receive a certificate of authority to do business and be in good standing in such state, or (B) file a notice of business activities report or similar report with such state's taxing authority, unless (x) such Borrower has taken one of the actions described in clauses (A) or (B), (y) the failure to take one of the actions described in either clause (A) or
     (B) may be cured retroactively by such Borrower at its election, or (z) such Borrower has proven, to Agent's satisfaction, that it is exempt from any such requirements under any such state's laws;

          (x) it is an Account which arises out of the performance of services or a sale or lease of goods made in the ordinary course of such Borrower's business;

          (xi) the Account Debtor is a resident or citizen of, and is located within, the United States of America, the Provinces of Alberta, Manitoba, Ontario, Saskatchewan, British Columbia and New Brunswick (provided that with respect to New Brunswick, Agent is able to obtain a prior perfected security interest and lien upon such Accounts) Canada, or another foreign country, provided that as to any such Account Debtor that is a resident or citizen of another foreign country, the Account is (A) supported by a letter of credit which is in form and substance satisfactory to Agent, issued by a financial institution acceptable to Agent and assigned to Agent in a manner acceptable to Agent or (B) such Account is supported by credit insurance in an amount satisfactory to Agent issued by an insurance company acceptable to Agent and collaterally assigned to Agent in a manner acceptable to Agent;

          (xii) it is not an Account with respect to which the Account Debtor's obligation to pay is conditional upon the Account Debtor's approval of the Goods or services or is otherwise subject to any repurchase obligation or return right, as with sales made on a bill-and-hold, guaranteed sale, sale on approval, sale or return or consignment basis;

          (xiii) it is not an Account (A) with respect to which any representation or warranty contained in this Agreement is untrue in any material respect or (B) which violates any of the covenants of Borrowers contained in this Agreement;

          (xiv) it is not an Account which, when added to a particular Account Debtor's other indebtedness to such Borrower, exceeds a credit limit determined by Agent in its sole discretion for that Account Debtor (except that Accounts excluded from Eligible Accounts solely by reason of this paragraph 1(j)(xiv) shall be Eligible Accounts to the extent of such credit limit); and

          (xv) it is not an Account with respect to which the prospect of payment or performance by the Account Debtor is or will be impaired, as determined by Agent in its sole discretion.

     (k) "Eligible Inventory," shall mean, with respect to a Borrower, Inventory of such Borrower which is acceptable to Agent in its sole discretion for lending purposes. Without limiting Agent's discretion, Agent shall, in general, consider Inventory to be Eligible Inventory of a Borrower if it meets, and so long as it continues to meet, the following requirements:

          (i) it is owned by such Borrower, such Borrower has the right to subject it to a perfected security interest in favor of Agent, for the benefit of Agent and Lenders and it is subject to a first priority perfected security interest in favor of Agent, for the benefit of Agent and Lenders, and to no other claim, lien, security interest or encumbrance whatsoever other than Permitted Liens;

          (ii) it is located on one or more of the locations listed on Exhibit B (as in effect from time to time) and is not in transit;

          (iii) if held for sale or lease or furnishing under contracts of service, it is (except as Agent may otherwise consent in writing) new and unused and free from defects which would, in Agent's sole determination, affect its market value;

          (iv) it is not stored with a bailee, consignee, warehouseman, processor or similar party unless Agent has given its prior written approval and such bailee, consignee, warehouseman, processor or similar party has issued and delivered to Agent, in form and substance acceptable to Agent, such UCC financing statements, warehouse receipts, waivers and other documents as Agent shall require;

          (v) Agent has determined in accordance with Agent's customary business practices that it is not unacceptable due to age, type, category or quantity; and

          (vi) it is not Inventory (A) with respect to which any of the representations and warranties contained in this Agreement are untrue in any material respect or (B) which violates any of the covenants of Borrowers contained in this Agreement.

     (l) "Environmental Laws" shall mean all federal, state, district, local and foreign laws, rules, regulations, ordinances, and consent decrees relating to health, safety, hazardous substances, pollution and environmental matters, as now or at any time hereafter in effect, applicable to a Borrower's business or facilities owned or operated by a Borrower, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contamination, chemicals, or hazardous, toxic or dangerous substances, materials or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

     (m) "Event of Default" shall have the meaning specified in paragraph 13 hereof.

     (n) "Exhibit A" shall mean the exhibit entitled Exhibit A - Special Provisions which is attached hereto and made a part hereof.

     (o) "Exhibit B" shall mean the exhibit entitled Exhibit B - Business and Collateral Locations which is attached hereto and made a part hereof.

     (p) "Exhibit C" shall mean the exhibit entitled Exhibit C - Form of Assignment and Acceptance Agreement which is attached hereto and made a part hereof.

     (q) "Federal Funds Rate" shall mean, for any period a fluctuating interest rate per annum equal, for each day during such period, to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a business day, for the immediately preceding business day) by the Federal Reserve Bank of New York or, if such rate is not published for any business day, the average of the quotations for such day on such transactions received by Agent from three (3) Federal Funds brokers of recognized standing selected by Agent.

     (r) "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time consistently applied.

     (s) "Hazardous Materials" shall mean any hazardous, toxic or dangerous substance, materials and wastes, including, without limitation, hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including, without limitation, materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including, without limitation any that are or become classified as hazardous or toxic under any Environmental Law).

     (t) "Indemnified Party" shall have the meaning specified in paragraph 15 hereof.

     (u) "Intercreditor Agreement" shall have the meaning specified in the definition of "Permitted Liens" herein.

     (v) "Interest Expense" shall mean the interest expense of a Person in respect of liabilities, determined in accordance with GAAP.

     (w) "Inventory LIFO Reserve" shall mean the excess (or shortfall) of Inventory value determined by using the first-in, first-out ("FIFO") method compared to the Inventory value determined by using the last-in, first-out ("LIFO") method, all in accordance with GAAP.

     (x) "Issuing Bank" shall mean LaSalle or any other financial institution acceptable to Agent.

     (y) "Letter of Credit" shall mean any letter of credit issued by Issuing Bank on behalf of a Borrower.

     (z) "Liabilities" shall mean any and all obligations, liabilities and indebtedness of each Borrower to Agent or any Lender or to any parent, affiliate or subsidiary of Agent or any Lender of any and every kind and nature, howsoever created, arising or evidenced and howsoever owned, held or acquired, whether now or hereafter existing, whether now due or to become due, whether primary, secondary, direct, indirect, absolute, contingent or otherwise (including, without limitation, obligations of performance), whether several, joint or joint and several, and whether arising or existing under written or oral agreement or by operation of law.

     (aa) "LIBOR Rate Loans" shall mean the Loans bearing interest at the rates set forth in Paragraph 3(b) of Exhibit A.

     (bb) "Loans" shall mean all loans and advances made by or on behalf of Lenders to or on behalf of Borrowers hereunder.

     (cc) "Loan Limit" shall have the meaning specified in Paragraph (1) of Exhibit A.

     (dd) "Lock Box" and "Lock Box Account" shall have the meanings specified in paragraph 8 hereof.

     (ee) "Maximum Loan Amount" shall mean, with respect to any Lender, the maximum amount of Loans which such Lender has agreed, pursuant to the terms and conditions of this Agreement, to make available to Borrowers, as set forth on the signature page hereto or in an Assignment and Acceptance Agreement executed by such Lender.

     (ff) "Maximum Loan Limit" shall have the meaning set forth in Paragraph (l) of Exhibit A hereto.

     (gg) "Net Income" shall mean, for any period, the net income of a Person reflected on such Person's financial statements for such period.

     (hh) "Obligor" shall mean each Borrower and each Person who is or shall become primarily or secondarily liable for any of the Liabilities.

     (ii) "Original Term" shall have the meaning specified in paragraph 10 hereof.

     (jj) "Other Agreements" shall mean all agreements, instruments and documents, other than this Agreement, including, without limitation, guaranties, mortgages, trust deeds, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, financing statements and all other writings heretofore, now or from time to time hereafter executed by or on behalf of a Borrower or any other Person and delivered to Agent and/or any Lender or to any parent, affiliate or subsidiary of Agent and/or any Lender in connection with the Liabilities or the transactions contemplated hereby.

     (kk) "Parent" shall mean any Person now or at any time or times hereafter owning or controlling (alone or with any other Person) at least a majority of the issued and outstanding equity of a Borrower.

     (ll) "Permitted Liens" shall mean (i) statutory liens of landlord's, carriers, warehousemen, processors, mechanics, materialmen or suppliers incurred in the ordinary course of business and securing amounts not yet due or declared to be due by the claimant thereunder, (ii) liens or security interests in favor of Agent, for the benefit of Agent and Lenders, (iii) zoning restrictions and easements, licenses, covenants and other restrictions affecting the use of real property that do not individually or in the aggregate have a material adverse effect on a Borrower's ability to use such real property for its intended purpose in connection with such Borrower's business, (iv) liens specifically permitted by Agent in writing, (v) liens arising in connection with the financing or refinancing of the acquisition of real estate, provided that such borrowings are permitted by this Agreement, and further provided that such liens are limited to the real estate being financed or refinanced, (vi) deposits under worker's compensation, unemployment insurance and social security laws, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases or to secure statutory obligations or surety, appeal or stay bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business, (vii) judgment and other similar liens arising in connection with court proceedings, either less than $150,000 in the aggregate or provided that the execution or other enforcement of such liens is effectively stayed and the claims secured thereby are the subject of a good faith contest, (viii) liens for taxes not yet due and payable, (ix) liens securing the Senior Secured Notes, subject to the terms of the Existing Lien Intercreditor Agreement of even date herewith among Agent, the other lenders party thereto, the Companies, the Additional Notes Guarantors and The Chase Manhattan Bank, as trustee (the "Intercreditor Agreement"), (x) liens described on Schedule 1(kk) hereof, (xi) liens arising in connection with the refinancing of secured indebtedness permitted under this Agreement, and (xii) liens securing indebtedness permitted pursuant to clause (iv) of subparagraph 11(q) of this Agreement.

     (mm) "Person" shall mean any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, institution, entity, party or foreign or United States government (whether federal, state, county, city, municipal or otherwise), including, without limitation, any instrumentality, division, agency, body or department thereof.

     (nn) "Prime Rate Loans" shall mean the Loans bearing interest at the rates set forth in Paragraph 3(a) of Exhibit A.

     (oo) "Pro Rata Share" shall mean at any time, with respect to any Lender, a fraction (expressed as a percentage in no more than four (4) decimal places), the numerator of which shall be the Maximum Loan Amount of such Lender at such time and the denominator of which shall be the aggregate amount of the Maximum Loan Amounts of all Lenders at such time.

     (pp) "Renewal Term" shall have the meaning specified in paragraph 10 hereof.

     (qq) "Representative Company" shall mean Holdings or such other company designated by the Borrowers and acceptable to Agent and Lenders.

     (rr) "Requisite Lenders" shall mean at any time Lenders having, in the aggregate, Pro Rata Shares of at least sixty-six and two-thirds percent (66.66%) at such time; provided, that Agent shall vote the Pro Rata Share of any Lender that has not made a required settlement payment when due pursuant to Paragraph 6 of Exhibit A. Agent shall continue to vote such Pro Rata Share until such Lender makes its required settlement payment and all interest payable to Agent thereon pursuant to Paragraph 6 of Exhibit A is paid. (ss) "Senior Secured Notes" shall mean the 12 1/2% Senior Secured Notes due 2006 in the aggregate principal amount of not less than $165,000,000 issued by Holdings pursuant to the terms of that certain Indenture of even date herewith among the Companies, the Additional Notes Guarantors and The Chase Manhattan Bank, as Trustee.

     (tt) "Senior Secured Note Documents" shall mean the documents, instruments and agreements evidencing and/or securing the Senior Secured Notes, including, without limitation, the Indenture of even date herewith and all exhibits thereto.

     (uu) "Subsidiary" shall mean any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time stock of any other class of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by a Borrower or by any partnership or joint venture or limited liability company of which more than fifty percent (50%) of the outstanding equity interests are at the time, directly or indirectly, owned by a Borrower or of which a Borrower is a general partner.

     (vv) "Tangible Net Worth" shall have the meaning specified in paragraph 12(o) hereof.

     2. LOANS. Subject to the terms and conditions of this Agreement (including Exhibit A) and the Other Agreements, during the Original Term and any Renewal Term, each Lender, severally and not jointly, agrees to make its Pro Rata Share of such Loans to Borrowers up to such Lender's Maximum Loan Amount as the Representative Company shall from time to time request on behalf of each Borrower; provided, that so long as no Event of Default is then continuing Agent shall make such Loans to Borrowers on behalf of Lenders as a "Disproportionate Advance" (as defined below). The Representative Company shall designate, with each request for a Loan, the Borrowers on whose behalf such request is being made and the amount of each Loan to be advanced to each such Borrower. The aggregate unpaid principal of all Loans outstanding at any one time shall not exceed the lesser of the Loan Limit and the Maximum Loan Limit set forth in Exhibit A and shall bear interest at the rates set forth in Exhibit A. It is expressly understood and agreed that nothing in this Agreement shall require Agent to approve any advance hereunder if an Event of Default has occurred and is continuing or the making of such advance would cause an Event of Default. It is further expressly understood and agreed that, subject to the preceding sentences, each Lender shall be obligated to make its Pro Rata Share of any Loan requested by the Representative Company on behalf of a Borrower in accordance with the terms and conditions hereof. All Loans shall be repaid in full by Borrowers at the end of the Original Term or the applicable Renewal Term or such earlier time as required pursuant to Paragraph 14 of this Agreement. Prior to such time the Loans shall be repaid as provided elsewhere in this Agreement. If at any time the outstanding principal balance of the Liabilities exceeds the Loan Limit or the Maximum Loan Limit, or any portion of the Loans exceeds any applicable sublimit set forth in Exhibit A, Borrowers shall immediately, and without the necessity of a demand by Agent, pay to Agent such amount as may be necessary to eliminate such excess and Agent shall apply such payment to the Liabilities in such order as Agent shall determine in its sole discretion; provided, that if the outstanding principal balance of the Loans with respect to Borrowers exceeds the Loan Limit or any portion of the Loans with respect to a Borrower exceeds any applicable sublimit set forth in Exhibit A (an "Interim Advance"), the Agent may, in its sole discretion, permit such Interim Advance to remain outstanding and continue to advance Loans to Borrowers on behalf of Lenders without the consent of any Lender for a period of up to thirty (30) calendar days, so long as (i) the amount of the Interim Advance does not exceed $1,000,000, (ii) the aggregate outstanding principal balance of the Loans does not exceed the aggregate Maximum Loan Amounts of all Lenders and (iii) Agent has not been notified by Requisite Lenders to cease making such advances. If the Interim Advance is not repaid in full within thirty
(30) days of the initial occurrence of the Interim Advance, no further advances may be made to any Borrower without the consent of all Lenders until the Interim Advance is repaid in full. Each Borrower hereby authorizes Agent, in its sole discretion, to charge any of such Borrower's accounts or advance Loans to make any payments of principal, interest, fees, costs or expenses required by this Agreement. All Loans shall, in Agent's sole discretion, be evidenced by one or more promissory notes delivered to each Lender in the amount of the Maximum Loan Amount of such Lender in form and substance satisfactory to Agent. However, if such Loans are not so evidenced, such Loans may be evidenced solely by entries upon the books and records maintained by Agent. Neither Agent nor any Lender shall be responsible for any failure by any other Lender to perform its obligations to make advances hereunder approved by Agent, and the failure of any Lender to make its Pro Rata Share of any advance hereunder shall not relieve any other Lender of its obligation, if any, to make its Pro Rata Share of Loans hereunder nor require such other Lender to make more than its Pro Rata Share of any Loans hereunder. Provided that no Event of Default is then continuing, if the Representative

Company makes a request for a Loan on behalf of a Borrower as provided herein and Agent, in its sole discretion, approves such Loan, Agent shall advance the amount of the proposed Loan to the designated Borrower disproportionately (a "Disproportionate Advance") out of Agent's own funds on behalf of Lenders, and request settlement in accordance with Paragraph (7) of Exhibit A such that upon such settlement each Lender's share of the outstanding Loans (including, without limitation, the amount of any Disproportionate Advance) equals its Pro Rata Share. If a Lender does not settle with Agent as required above, such Lender shall pay interest to Agent on the necessary settlement amount as set forth in Paragraph (7) of Exhibit A.

     Following the occurrence of an Event of Default and during the continuance thereof, if the Representative Company makes a request for a Loan as provided herein and Agent, in its sole discretion, approves such Loan, Agent, at its option and in its sole discretion, shall either (a) make a Disproportionate Advance to the designated Borrower as set forth in the preceding paragraph or
(b) notify each Lender by telecopy or other similar form of teletransmission of the proposed advance on the same day Agent is notified by the Representative Company of the Representative Company's request for an advance pursuant to paragraph 2 of this Agreement. Each Lender shall remit, to the demand deposit account designated by the Representative Company on behalf of the designated Borrower, at or prior to three o'clock p.m., Chicago time, on the date of notification by the Representative Company to Agent, if such notification is made before twelve o'clock noon, Chicago time, or by ten o'clock a.m., Chicago time, on the business day immediately succeeding the date of such notification by the Representative Company to Agent, if such notification is made after twelve o'clock noon, Chicago time, immediately available funds in an amount equal to such Lender's Pro Rata Share of such proposed advance.

     3. FEES AND CHARGES. Each Borrower jointly and severally (but without duplication) agrees to pay to Agent, for the benefit of Agent and Lenders as described in Exhibit A or in any of the Other Agreements, in addition to all other amounts payable hereunder, the fees and charges set forth in Exhibit A or in any of the Other Agreements. It is the intent of the parties that the rate of interest and the other charges to Borrowers under this Agreement shall be lawful; therefore, if for any reason the interest or other charges payable under this Agreement by any Borrower are found by a court of competent jurisdiction, in a final determination, to exceed the limit which Agent or Lenders may lawfully charge such Borrower, then the obligation to pay interest and other charges shall automatically be reduced to such limit and, if any amount in excess of such limit shall have been paid, then such amount shall be refunded to such Borrower.

     4. GRANT OF SECURITY INTEREST TO AGENT. As security for the payment of all Loans now or in the future made by Agent or Lenders to Borrowers hereunder and for the payment or other satisfaction of all other Liabilities, each Borrower hereby assigns to Agent, for the benefit of Agent and Lenders, and grants to Agent, for the benefit of Agent and Lenders, a continuing security interest in the following property of such

Borrower having the relative priorities set forth in the Intercreditor Agreement, whether now or hereafter owned, existing, acquired or arising and wherever now or hereafter located, subject to the terms of the Intercreditor
Agreement: (a) all Accounts (whether or not Eligible Accounts) and all Goods whose sale, lease or other disposition by such Borrower has given rise to Accounts and have been returned to, or repossessed or stopped in transit by such Borrower; (b) all Chattel Paper, Instruments, Documents and General Intangibles (including, without limitation, all patents, patent applications, trademarks, trademark applications, tradenames, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, tax refund claims, claims against carriers and shippers, guarantee claims, contracts rights, security interests, security deposits and any rights to indemnification); (c) all Inventory (whether or not Eligible Inventory); (d) all Equipment and fixtures (excluding Equipment and fixtures of ATMO); (e) all Investment Property; (f) all deposits and cash; (g) any other property of such Borrower now or hereafter in the possession, custody or control of Agent, any Lender or any agent or any parent, affiliate or subsidiary of Agent or any Lender or any participant with any Lender in the Loans for any purpose (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise); and (h) all additions and accessions to, substitutions for, and replacements, products and proceeds of the foregoing property, including, without limitation, proceeds of all insurance policies insuring the foregoing property, and all of such Borrower's books and records relating to any of the foregoing and to such Borrower's business.

     5. PRESERVATION OF COLLATERAL AND PERFECTION OF SECURITY INTERESTS THEREIN. Each Borrower shall, at Agent's request, at any time and from time to time, execute and deliver to Agent such financing statements, documents and other agreements and instruments (and pay the cost of filing or recording the same in all public offices deemed necessary or desirable by Agent) and do such other acts and things as Agent may deem necessary or desirable in order to establish and maintain a valid, attached and perfected security interest in the Collateral in favor of Agent, for the benefit of Agent and Lenders, (free and clear of all other liens, claims encumbrances and rights of third parties whatsoever, whether voluntarily or involuntarily created, except Permitted Liens) to secure payment of the Liabilities, and in order to facilitate the collection of the Collateral. Each Borrower irrevocably hereby makes, constitutes and appoints Agent (and all Persons designated by Agent for that purpose) as such Borrower's true and lawful attorney and agent-in-fact to execute such financing statements, documents and other agreements and instruments and do such other acts and things as may be necessary to preserve and perfect Agent's security interest in the Collateral. Each Borrower further agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement shall be sufficient as a financing statement.

     6. POSSESSION OF COLLATERAL AND RELATED MATTERS. Until the commencement of a foreclosure or liquidation to realize upon the Collateral, each Borrower shall have the right, except as otherwise provided in this Agreement, in the ordinary course of such Borrower's business, to (a) sell, lease or furnish under contracts of service any of such Borrower's Inventory normally held by such Borrower for any such purpose, and (b) use and consume any raw materials, work in process or other materials normally held by such Borrower for such purpose; provided, however, that a sale in the ordinary course of business shall not include any transfer or sale in satisfaction, partial or complete, of a debt owed by such Borrower.

     7. COLLATERAL FOR THE BENEFIT OF AGENT AND LENDERS. All liens and security interests granted to Agent hereunder and under the Other Agreements and all Collateral delivered to Agent hereunder and under the Other Agreements shall be deemed to have been granted and delivered to Agent, for the benefit of Agent and Lenders, to secure the Liabilities.

     8. COLLECTIONS.

     (a) Each Borrower shall direct all of its Account Debtors to make all payments on the Accounts directly to a post office box (the "Lock Box") designated by, and under the exclusive control of, LaSalle or another financial institution acceptable to Agent. Each Borrower shall establish an account (the "Lock Box Account") in Agent's name with LaSalle or such other financial institution acceptable to Agent, into which all payments received in the Lock Box shall be deposited, and into which such Borrower will immediately deposit all payments received by such Borrower for Inventory or services in the identical form in which such payments were received, whether by cash or check. If any Borrower, any Affiliate or Subsidiary, or any shareholder, officer, director, employee or agent of any Borrower or any Affiliate or Subsidiary, or any other Person acting for or in concert with any Borrower shall receive any monies, checks, notes, drafts or other payments relating to or as proceeds of Accounts or other Collateral, such Borrower and each such Person shall receive all such items in trust for, and as the sole and exclusive property of, Agent, for the benefit of Agent and Lenders and, immediately upon receipt thereof, shall remit the same (or cause the same to be remitted) in kind to the Lock Box Account. If the Lock Box Account is not established with LaSalle, the financial institution with which the Lock Box Account is established shall acknowledge and agree, in a manner satisfactory to Agent, that the amounts on deposit in such Lock Box Account are the sole and exclusive property of Agent, for the benefit of Agent and Lenders, that such financial institution has no right to setoff against the Lock Box Account or against any other account maintained by such financial institution into which the contents of the Lock Box Account are transferred, and that such financial institution shall wire, or otherwise transfer in immediately available funds in a manner satisfactory to Agent, funds deposited in the Lock Box Account on a daily basis as such funds are collected. Each Borrower agrees that all payments made to such Lock Box Account or otherwise received by Agent, whether in respect of the Accounts or as proceeds of other Collateral or otherwise, will be applied on account of the Liabilities in accordance with the terms of this Agreement. If the Lock Box Account is established with LaSalle, each Borrower agrees to pay all fees, costs and expenses which LaSalle incurs in connection with opening and maintaining the Lock Box Account with respect to such Borrower and depositing for collection by LaSalle any check or other item of payment received by Agent on account of the Liabilities. All of such fees, costs and expenses may, in Agent's sole discretion, be paid by Agent on each such Borrower's behalf, and such payments by Agent shall constitute Loans hereunder, shall be payable to Agent by such Borrower upon demand, and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder. All checks, drafts, instruments and other items of payment or proceeds of Collateral shall be endorsed by the applicable Borrower to Agent, and, if that endorsement of any such item shall not be made for any reason, Agent is hereby irrevocably authorized to endorse the same on such Borrower's behalf. For the purpose of this paragraph, each Borrower irrevocably hereby makes, constitutes and appoints Agent (and all Persons designated by Agent for that purpose) as Borrower's true and lawful attorney and agent-in-fact (i) to endorse such Borrower's name upon said items of payment and/or proceeds of Collateral and upon any Chattel Paper, document, instrument, invoice or similar document or agreement relating to any Account of such Borrower or goods pertaining thereto; (ii) to take control in any manner of any item of payment or proceeds thereof; and (iii) to have access to any lock box or postal box into which any of such Borrower's mail is deposited, and open and process all mail addressed to such Borrower and deposited therein.

     (b) Agent may, at any time and from time to time after the occurrence of an Event of Default and during the continuance thereof, whether before or after notification to any Account Debtor and whether before or after the maturity of any of the Liabilities, (i) enforce collection of any of Borrowers' Accounts or other amounts owed to a Borrower by suit or otherwise; (ii) exercise all of Borrowers' rights and remedies with respect to proceedings brought to collect any Accounts or other amounts owed to a Borrower; (iii) surrender, release or exchange all or any part of any Accounts or other amounts owed to a Borrower, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder; (iv) sell or assign any Account of each Borrower or other amount owed to such Borrower upon such terms, for such amount and at such time or times as Agent deems advisable; (v) prepare, file and sign the applicable Borrower's name on any proof of claim in bankruptcy or other similar document against any Account Debtor or other Person obligated to Borrower; and (vi) do all other acts and things which are necessary, in Agent's sole discretion, to fulfill each Borrower's obligations under this Agreement and to allow Agent to collect the Accounts or other amounts owed to a Borrower. In addition to any other provision hereof, Agent may at any time, whether before or after the occurrence of an Event of Default and during the continuance thereof, at the applicable Borrower's expense, notify any parties obligated on any of the Accounts to make payment directly to Agent of any amounts due or to become due thereunder.

     (c) For purposes of calculating interest, Agent shall, within one (1) Business Day after receipt by Agent at its office in Chicago, Illinois of checks from collections of items of payment and proceeds of any Collateral, and cash or other immediately available funds from collections of items of payment and proceeds of any Collateral, apply the whole or any part of such collections or proceeds against the Liabilities in such order as Agent shall determine in its sole discretion. For purposes of determining the amount of Loans available for borrowing purposes, (i) checks and
(ii) cash or other immediately available funds from collections of items of payment and proceeds of any Collateral shall be applied in whole or in part against the Liabilities, in such order as Agent shall determine in its sole discretion, on the day of receipt, subject to actual collection.

     (d) Agent, in its sole discretion, without waiving or releasing any obligation, liability or duty of any Borrower under this Agreement or the Other Agreements or any Event of Default, may at any time or times hereafter, but shall not be obligated to, pay, acquire or accept an assignment of any security interest, lien, encumbrance or claim asserted by any Person in, upon or against the Collateral. All sums paid by Agent or any Lender in respect thereof and all costs, fees and expenses including, without limitation, reasonable attorney fees, all court costs and all other charges relating thereto incurred by Agent or any Lender shall constitute Loans, payable by Borrowers to Agent on demand and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

     (e) Immediately upon each Borrower's receipt of any portion of the Collateral evidenced by an agreement, Instrument or Document, including, without limitation, any Chattel Paper, such Borrower shall deliver the original thereof to Agent together with an appropriate endorsement or other specific evidence of assignment thereof to Agent, for the benefit of Agent and Lenders (in form and substance acceptable to Agent). If an endorsement or assignment of any such items shall not be made for any reason, Agent is hereby irrevocably authorized, as such Borrower's attorney and agent-in-fact, to endorse or assign the same on such Borrower's behalf.

     9. SCHEDULES AND REPORTS.

     (a) Within fifteen (15) days after the close of each calendar month, and at such other times as may be reasonably requested by Agent from time to time hereafter, the Representative Company shall deliver to Agent (i) a schedule identifying each Eligible Account of each Borrower on a consolidating basis together with copies of the invoices when requested by Agent (with evidence of shipment attached) pertaining to each such Eligible Account, for the month (or other applicable period) immediately preceding; (ii) such additional schedules, certificates, reports and information with respect to the Collateral as Agent may from time to time reasonably require; and (iii) an assignment from each Borrower of any or all items of Collateral to Agent, for the benefit of Agent and Lenders. Agent, through its officers, employees or agents, shall have the right, at any time and from time to time in Agent's name, in the name of a nominee of Agent or in any Borrower's name, to verify the validity, amount or any other matter relating to a Borrower's Accounts, by mail, telephone, telegraph or otherwise. Borrowers shall, jointly and severally (but without duplication), reimburse Agent, on demand, for all costs, fees and expenses incurred by Agent in this regard. Agent shall furnish any such schedule or report in Agent's possession to each Lender upon request of any such Lender.

     (b) Without limiting the generality of the foregoing, the Representative Company shall deliver to Agent, at least once a month (or more frequently when reasonably requested by Agent), a report with respect to each Borrower's Inventory on a consolidating basis. Agent shall furnish any such schedule or report in Agent's possession to such Lenders upon request of any such Lender. The Representative Company shall immediately notify Agent of any event causing loss or depreciation in value of any Borrower's Inventory (other than normal depreciation occurring in the ordinary course of business).

     (c) All schedules, certificates, reports, assignments and other items delivered by the Representative Company or any Borrower to Agent hereunder shall be executed by an authorized representative of such party and shall be in such form and contain such information as Agent shall reasonably specify.

     10. TERMINATION. This Agreement shall be in effect from the date hereof until July 8, 2004 (the "Original Term") and shall automatically renew itself from year to year thereafter (each such one-year renewal being referred to herein as a "Renewal Term") unless (a) any Lender notifies Agent and Borrowers of its election to terminate this Agreement as of the end of the Original Term or the then-current Renewal Term, at least ninety (90) days prior to the end of such Original Term or Renewal Term; (b) the due date of the Liabilities is accelerated pursuant to paragraph 14 hereof; or (c) any Borrower elects to terminate this Agreement at or prior to the end of the Original Term or at or prior to the end of any Renewal Term by giving Agent written notice of such election at least ninety (90) days prior to the end of the Original Term or the then-current Renewal Term or such other date identified by Borrowers as their intended repayment date (if earlier) and by paying all of the Liabilities in full on such date. If Borrowers prepay the Liabilities in full and terminate this Agreement prior to the end of the Original Term or the Renewal Term, such prepayment shall be without premium or penalty. If one or more of the events specified in clauses (a), (b) and (c) occurs, then (i) neither Agent nor any Lender shall make any additional Loans on or after the date identified as the date on which the Liabilities are to be repaid and (ii) this Agreement shall terminate on the date thereafter that the Liabilities are paid in full. At such time as Borrowers have repaid all of the Liabilities and this Agreement has terminated, each Borrower shall deliver to Agent and each Lender a release, in form and substance satisfactory to Agent or such Lender, as applicable, of all obligations and liabilities of Agent or such Lender, as applicable, and its officers, directors, managers, employees, agents, parents, subsidiaries and affiliates to such Borrower, and if a Borrower is obtaining new financing from another lender, such Borrower shall deliver an Indemnification Agreement from such lender in the form attached hereto as Exhibit D and made a part hereof to Agent, in form and substance satisfactory to Agent, for checks which Agent has credited to such Borrower's account, but which subsequently are dishonored for any reason. In addition, each Lender and Agent shall deliver to Borrowers a Release and Agreement attached hereto as Exhibit E and made a part hereof releasing all obligations and liabilities of Borrowers, their respective officers, directors, employees and agents. At such time as (i) Borrowers have satisfied all of the Liabilities and this Agreement has terminated and (ii) Borrowers have delivered to Agent and each Lender the aforesaid release and lender's indemnification, Agent shall deliver to Borrowers such releases and termination statements as Borrowers may reasonably request in order to terminate the perfected status of Agent's liens and security interests upon the Collateral.

     11. REPRESENTATIONS, WARRANTIES AND COVENANTS. Each Company hereby represents, warrants and covenants that:

     (a) the financial statements delivered or to be delivered by the Representative Company or Borrowers to Agent and Lenders at or prior to the date of this Agreement and at all times subsequent thereto accurately reflect the financial condition of Borrowers, and there has been no material adverse change in the financial condition, the operations or any other status of any Borrower since the date of the financial statements delivered to Agent and Lenders most recently prior to the date of this Agreement;

     (b) the office where each Borrower keeps its books, records and accounts (or copies thereof) concerning the Collateral, each Borrower's principal place of business and all of each Borrower's other places of business, locations of Collateral and post office boxes are as set forth in Exhibit B; each Borrower shall promptly (but in no event less than ten (10) days prior thereto) advise Agent in writing of the proposed opening of any new place of business or new location of Collateral, the closing of any existing place of business or location of Collateral, any change in the location of such Borrower's books, records and accounts (or copies thereof) or the opening or closing of any post office box of such Borrower;

     (c) the Collateral (except any part thereof which prior to the date of this Agreement any Borrower shall have advised Agent in writing consists of Collateral normally used in more than one state) is and shall be kept, or, in the case of vehicles, based, only at the addresses set forth on Exhibit B, and at other locations within the continental United States of which Agent has been previously advised by a Borrower in writing;

     (d) if any of the Collateral consists of Goods of a type normally used in more than one state, whether or not actually so used, (i) each Borrower shall within seven (7) days give written notice to Agent of any use of any such Goods in any state other than a state in which such Borrower has previously advised Agent such Goods shall be used, and (ii) such Goods shall not, unless Agent shall otherwise consent in writing, be used outside of the continental United States;

     (e) except as set forth on Schedule 11(1) no Borrower has made, nor shall make, any loans or advances to any Affiliate or other Person except for (i) advances to employees, officers and directors of such Borrower for travel and other expenses arising in the ordinary course of such Borrower's business and
(ii) inter-company advances among Borrowers;

     (f) each Account or item of Inventory which the Representative Company or a Borrower shall, expressly or by implication, request Agent to classify as an Eligible Account or as Eligible Inventory, respectively, shall, as of the time when such request is made, conform in all respects to the requirements of such classification as set forth in the respective definitions of "Eligible Account" and "Eligible Inventory" as set forth herein and as otherwise established by Agent from time to time, and the Representative Company shall promptly notify Agent in writing if any such Eligible Account or Eligible Inventory shall subsequently become ineligible;

     (g) each Borrower is and shall at all times during the Original Term or any Renewal Term be the lawful owner of all Collateral now purportedly owned or hereafter purportedly acquired by such Borrower, free from all liens, claims, security interests and encumbrances whatsoever, whether voluntarily or involuntarily created and whether or not perfected, other than the Permitted Liens;

     (h) each Company has the right and power and is duly authorized and empowered to enter into, execute and deliver this Agreement and the Other Agreements to which it is a party and perform its obligations hereunder and thereunder; each Company's execution, delivery and performance of this Agreement and the Other Agreements does not and shall not conflict with the provisions of any statute, regulation, ordinance or rule of law, or any agreement, contract or other document which may now or hereafter be binding on such Company where such conflict would have a material adverse effect on such Company's business, property, assets, operations or conditions, financial or otherwise, and each Company's execution, delivery and performance of this Agreement and the Other Agreements shall not result in the imposition of any lien or other encumbrance upon any of such Company's property under any existing indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument by which such Company or any of its property may be bound or affected;

     (i) there are no actions or proceedings which are pending or, to the best of each Company's actual knowledge, threatened against any Company which might result in any material adverse change in its financial condition or materially adversely affect the Collateral or threaten the suspension of operation of any Company and the Representative Company shall, promptly upon any Company becoming aware of any such pending or threatened action or proceeding, give written notice thereof to Agent;

     (j) (i) each Company has obtained and shall maintain all licenses, authorizations, approvals and permits the lack of which would have a material adverse effect on the operation of its business, and (ii) each Company is and shall remain in compliance in all material respects with all applicable federal, state, local and foreign statutes, orders, regulations, rules and ordinances (including, without limitation, Environmental Laws and statutes, orders, regulations, rules and ordinances relating to taxes, employer and employee contributions and similar items, securities, ERISA (as hereafter defined) or employee health and safety) the failure to comply with which would have a material adverse effect on its business, property, assets, operations or condition, financial or otherwise;

     (k) all written information now, heretofore or hereafter furnished by any Company to Agent or any Lender is and shall be true and correct in all material respects as of the date with respect to which such information was or is furnished;

     (l) except as otherwise provided in this Agreement, no Company is conducting, permitting or suffering to be conducted, nor shall any Company conduct, permit or suffer to be conducted, any activities pursuant to or in connection with which any of the Collateral is now, or will (while any Liabilities remain outstanding) be owned by any Affiliate; provided, however, that each Company may enter into transactions with Affiliates for the purchase or sale of Inventory or services in the ordinary course of business pursuant to terms that are no less favorable to such Company than the terms upon which such transfers or transactions would have been made had they been made to or with a Person that is not an Affiliate and, in connection therewith, may transfer cash or property to Affiliates for fair value and further provided that Borrowers may make loans or advances to other Borrowers;

     (m) except as otherwise disclosed to Agent in writing, each Borrower's name has always been as set forth on the first page of this Agreement and no Borrower uses tradenames or division names in the operation of its business, except as otherwise disclosed in writing to Agent; the Representative Company shall notify Agent in writing within ten (10) days of the change of any Borrower's name or the use of any tradenames or division names not previously disclosed to Agent in writing;

     (n) with respect to each Borrower's Equipment (and, in the case of clauses
(i), (iii) and (iv) of this subparagraph (n), to the extent Equipment constitutes Collateral): (i) such Borrower has good and indefeasible and merchantable title to and ownership of all of its Equipment; (ii) each Borrower shall keep and maintain the Equipment in the condition and repair required pursuant to the Senior Secured Note Documents and shall make replacements thereof and repairs thereto as so required; (iii) each Borrower shall not permit any such items to become a fixture to real estate unless Agent's lien and security interest in such fixtures and priority relative thereto is not impaired or an accession to other personal property; and (iv) each Borrower, within five
(5) days following written demand by Agent, shall deliver to Agent any and all evidence of ownership of, including, without limitation, certificates of title and applications of title to, any of the Equipment;

     (o) this Agreement and the Other Agreements to which each Company is a party are the legal, valid and binding obligations of such Company and are enforceable against such Company in accordance with their respective terms;

     (p) each Company is and shall remain solvent, is and shall be able to pay its debts as they become due, has and shall continue to have capital sufficient to carry on its business, now owns and shall continue to own property having a value both at fair valuation and at present fair saleable value greater than the amount required to pay its debts, and will not be rendered insolvent by the execution and delivery of this Agreement or any of the Other Agreements or by completion of the transactions contemplated hereunder or thereunder;

     (q) no Company is now obligated, nor shall it create, incur, assume or become obligated (directly or indirectly), for any loans or other indebtedness for borrowed money other than the Loans, except that each Company may (i) borrow money from a Person other than Agent and Lenders on an unsecured and subordinated basis if a subordination agreement in favor of Agent and in form and substance satisfactory to Agent is executed and delivered to Agent relative thereto; (ii) maintain any present indebtedness to any Person described on
Schedule 11(q) hereof and may refinance any such indebtedness; (iii) incur unsecured indebtedness to trade creditors in the ordinary course of such Borrower's business; (iv) incur purchase money indebtedness or capitalized lease obligation in connection with capital expenditures pursuant to subparagraph 12(q) of this Agreement and may refinance any such indebtedness; (v) guaranty by endorsement of negotiable instruments for deposits or collection or similar transactions in the ordinary course of business; (vi) Holdings may guaranty the obligations of any of its direct and indirect Subsidiaries, and each Borrower may guaranty the obligations of any Company to Agent and/or Lenders or with respect to indebtedness incurred as permitted by clauses (iii) and (iv) above;
(vii) with respect to the Borrowers, guaranty the obligations of Holdings under the Senior Secured Notes in an amount not to exceed the initial aggregate principal amount issued on the date hereof and with respect to Holdings, issue the Senior Secured Notes in an amount not to exceed the initial aggregate principal amount issued on the date hereof, and (viii) each Borrower may borrow money from other Borrowers or Holdings, and any Borrower may advance or loan money to Holdings in order to permit Holdings to make scheduled interest payments on the Senior Secured Notes;

     (r) no Borrower owns any margin securities, and none of the proceeds of the Loans hereunder shall be used for the purpose of purchasing or carrying any margin securities or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase any margin securities or for any other purpose not permitted by Regulation G or Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time;

     (s) except as otherwise disclosed in writing to Agent, no Company has any Parents, Subsidiaries, other Affiliates or divisions, nor is any Company engaged in any joint venture or partnership with any other Person;

     (t) if a Company is a corporation, limited liability company or partnership, such Company is duly organized validly existing and in good standing in its state of organization and such Company is duly qualified and in good standing in all states where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary, except where failure to qualify or be in good standing in foreign jurisdictions will not have a material adverse effect on such Company;

     (u) no Company is in default under any material contract, lease or commitment to which it is a party or by which it is bound, nor does any Company know of any dispute regarding any contract, lease or commitment which is material to the continued financial success and well-being of any Company;

     (v) there are no controversies pending or, to the best of each Company's actual knowledge, threatened between any Company and any of its employees, other than employee grievances arising in the ordinary course of business which are not, in the aggregate, material to the continued financial success and well-being of such Company, and each Company is in compliance in all material respects with all federal and state laws respecting employment and employment terms, conditions and practices;

     (w) each Company possesses, and shall continue to possess, adequate licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, tradestyles and tradenames to continue to conduct its business as heretofore conducted by it;

     (x) except as disclosed in the environmental reports described on Schedule 11(x) hereto, (i) no Company has generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates any Environmental Law or any license, permit, certificate, approval or similar authorization thereunder and the operations of each Borrower comply in all material respects with all Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder; (ii) there has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any governmental authority or any other Person, nor is any pending or to the best of any Company's knowledge threatened, and the Representative Company shall immediately notify Agent upon any Company becoming aware of any such investigation, proceeding, complaint, order, directive, claim, citation or notice and take prompt and appropriate actions to respond thereto, with respect to any non-compliance with or violation of the requirements of any Environmental Law by a Company or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which affects any Company or its business, operations or assets or any properties at which a Company has transported, stored or disposed of any Hazardous Materials; (iii) no Company has any material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials; and (iv) without limiting the generality of the foregoing, each Company shall, following the determination by Agent that there is non-compliance, or any condition which requires any action by or on behalf of a Company in order to avoid any non-compliance, with any Environmental Law, at Borrowers' expense, cause an independent environmental engineer acceptable to Agent to conduct such tests of the relevant site as are appropriate and prepare and deliver a report setting forth the result of such tests, a proposed plan for remediation and an estimate of the costs thereof; and

     (y) Each Company has paid and discharged, and shall at all times hereafter promptly pay and discharge all obligations and liabilities arising under the Employee Retirement Income Security Act of 1974 (as amended, modified or restated from time to time, "ERISA") of a character which if unpaid or unperformed might result in the imposition of a lien against any of its properties or assets and will promptly notify the Agent of (i) the occurrence of any "reportable event" (as defined in ERISA) which might result in the termination by the Pension Benefit Guaranty Corporation ("PBGC") of any employee benefit plan ("Plan") covering any officers or employees of such Company, any benefits of which are, or are required to be, guaranteed by PBGC; (ii) receipt of any notice from PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor and (iii) its intention to terminate or withdraw from any Plan; provided, no Company shall terminate any Plan or withdraw therefrom if such withdrawal or termination shall result in any liability to a Company.

Each Company represents, warrants and covenants to Agent and Lenders that all representations and warranties of Company contained in this Agreement (whether appearing in paragraphs 11 or 12 hereof or elsewhere) shall be true at the time of Companies' execution of this Agreement, shall survive the execution, delivery and acceptance hereof by the parties hereto and the closing of the transactions described herein or related hereto, shall remain true in all material respects until the repayment in full of all of the Liabilities and termination of this Agreement, and shall be remade by each Company at the time each Loan is made pursuant to this Agreement.

     12. ADDITIONAL COVENANTS OF BORROWERS. Until payment or satisfaction in full of all Liabilities and termination of this Agreement, unless Companies obtain the prior written consent of the Requisite Lenders waiving or modifying any of Companies' covenants hereunder in any specific instance, each Company agrees as follows:

     (a) each Company shall at all times keep accurate and complete books, records and accounts with respect to all of such Company's business activities, in accordance with sound accounting practices and generally accepted accounting principles consistently applied, and shall keep such books, records and accounts, and any copies thereof, only at the addresses indicated for such purpose on Exhibit B;

     (b) the Representative Company agrees to deliver to Agent and each Lender the following financial information (which financial information shall, unless otherwise permitted by this Agreement, be kept confidential in accordance with any now existing or hereafter enacted confidentiality law), all of which shall be prepared in accordance with generally accepted accounting principles consistently applied: (i) no later than thirty (30) days after each calendar month, copies of internally prepared financial statements, including, without limitation, balance sheets and statements of income, retained earnings and cash flow of Companies, each on a consolidated and consolidating basis, certified by the Chief Financial Officer of the Representative Company pursuant to a Compliance Certificate in the form of Exhibit F hereto (the "Compliance Certificate"); (ii) no later than thirty
(30) days after the end of each calendar quarter, copies of internally prepared financial statements, including, without limitation, balance sheets and statements of income, retained earnings and cash flow of Companies for the quarter then-ended, each on a consolidated and consolidating basis, together with a calculation of the financial covenants set forth herein, certified by the Chief Financial Officer of the Representative Company pursuant to the Compliance Certificate and (iii) no later than ninety (90) days after the end of each of each Company's fiscal years, annual financial statements on a consolidated and consolidating basis with an unqualified opinion by independent certified public accountants selected by each Company and reasonably satisfactory to Agent, together with a Compliance Certificate. Companies shall use their best efforts to cause their independent certified public accountants to deliver such audited annual financial statements with a letter from such accountants acknowledging that they are aware that a primary intent of such Company in obtaining such financial statements is to influence Agent and Lenders and that Agent and Lenders are relying upon such financial statements in connection with the exercise of its rights hereunder and copies of any management letters sent to a Company by such accountants;

     (c) the Representative Company shall promptly advise Agent and each Lender in writing of any material adverse change in the business, assets or condition, financial or otherwise, of any Company, the occurrence of any Event of Default hereunder or the occurrence of any event which, if uncured, will become an Event of Default hereunder after notice or lapse of time (or both);

     (d) Agent, or any Persons designated by it, shall have the right, at any time, to call at each Company's places of business at any reasonable times, and, without hindrance or delay, to inspect the Collateral and to inspect, audit, check and make extracts from such Company's books, records, journals, orders, receipts and any correspondence and other data relating to such Company's business, the Collateral or any transactions between the parties hereto, and shall have the right to make such verification concerning such Company's business as Agent may consider reasonable under the circumstances. Any Lender may, at such Lender's expense, accompany Agent in any such inspection. Each Company shall furnish to Agent such information relevant to Agent's or any Lender's rights under this Agreement as Agent shall at any time and from time to time request. Each Company authorizes Agent to discuss the affairs, finances and business of such Company with any officers, employees or directors of such Company or with any Affiliate or the officers, employees or directors of any Affiliate, and to discuss the financial condition of such Company with such Company's independent public accountants. Any such discussions shall be without liability to Agent, any Lender or to such Company's independent public accountants. Borrowers shall, jointly and severally (but without duplication), pay to Agent all customary fees and out-of-pocket expenses incurred by Agent in the exercise of its rights hereunder, and all of such fees and expenses shall constitute Loans hereunder, shall be payable on demand and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder;

     (e) each Borrower shall:

          (i) keep the Collateral owned by it properly housed and insured for the full insurable value thereof against loss or damage by fire, theft, explosion, sprinklers, collision (in the case of motor vehicles, to the extent such motor vehicles constitute Collateral) and such other risks as are customarily insured against by Persons engaged in businesses similar to that of such Borrower, with such companies, in such amounts and under policies in such form as shall be satisfactory to Agent. Original (or certified) copies of such policies of insurance have been or shall be delivered to Agent within fifteen (15) days after the date hereof, together with evidence of payment of all premiums therefor, and shall contain an endorsement, in form and substance acceptable to Agent, showing loss under such insurance policies payable to Agent. Such endorsement, or an independent instrument furnished to Agent, shall provide that the insurance company shall give Agent at least thirty (30) days' written notice before any such policy of insurance is altered or canceled and that no act, whether willful or negligent, or default of such Borrower or any other Person shall affect the right of Agent to recover under such policy of insurance in case of loss or damage. In addition, each Borrower shall cause to be executed and delivered to Agent, for the benefit of Agent and Lenders, an assignment of proceeds of its business interruption insurance policies. Each Borrower hereby directs all insurers under all policies of insurance to pay all proceeds payable thereunder directly to Agent, for the benefit of Agent and Lenders or such other secured party pursuant to the provisions of the Intercreditor Agreement as such secured party's interest may appear. Each Company irrevocably makes, constitutes and appoints Agent (and all officers, employees or agents designated by Agent) as such Company's true and lawful attorney (and agent-in-fact) for the purpose of making, settling and adjusting claims (other than the ATMNY Yankee claim), subject to the terms of the Intercreditor Agreement under such policies of insurance, endorsing the name of such Company on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and making all determinations and decisions with respect to such policies of insurance; provided, that so long as no Event of Default is then continuing, Companies may settle and adjust claims involving less than $300,000 in the aggregate during any fiscal year; and

          (ii) maintain, at its expense, such public liability and third party property damage insurance as is customary for Persons engaged in businesses similar to that of such Borrower with such companies and in such amounts, with such deductibles and under policies in such form as shall be satisfactory to Agent and original (or certified) copies of such policies have been or shall be delivered to Agent within fifteen (15) days after the date hereof, together with evidence of payment of all premiums therefor; each such policy shall contain an endorsement showing Agent and each Lender as additional insured thereunder and providing that the insurance company shall give Agent at least thirty (30) days' written notice before any such policy shall be altered or canceled.

     If any Borrower at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, then Agent, without waiving or releasing any obligation or default by Borrowers hereunder, may (but shall be under no obligation to) obtain and maintain such policies of insurance and pay such premiums and take such other actions with respect thereto as Agent deems advisable. All sums disbursed by Agent in connection with any such actions, including, without limitation, court costs, expenses, other charges relating thereto and reasonable attorneys' fees, shall constitute Loans hereunder, and shall be payable on demand by Borrowers to Agent and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder;

     (f) no Company shall use the Collateral, or any part thereof, in any unlawful business or for any unlawful purpose or use or maintain any of the Collateral in any manner that does or could result in material damage to the environment or a violation of any applicable environmental laws, rules or regulations; each Borrower shall keep the Collateral which is subject to a senior lien in favor of Agent pursuant to the Intercreditor Agreement in good condition, repair and order and shall keep all other Collateral in the condition, repair and order required pursuant to the Senior Secured Note Documents; shall permit Agent and any Lender accompanying Agent to examine any of the Collateral at any time and wherever the Collateral may be located; shall not permit the Collateral, or any part thereof, to be levied upon under execution, attachment, distraint or other legal process; shall not sell, lease, grant a security interest in or otherwise dispose of any of the Collateral except as expressly permitted by this Agreement; shall not settle or adjust any Account identified by the Representative Company as an Eligible Account or with respect to which the Account Debtor is an Affiliate, without the consent of Agent, provided, that following the occurrence of an Event of Default, no Borrower shall settle or adjust any Account without the consent of Agent; and shall not secrete or abandon any of the Collateral, or remove or permit removal of any of the Collateral which is subject to a senior lien in favor of Agent pursuant to the Intercreditor Agreement from any of the locations listed on Exhibit B or in any written notice to Agent pursuant to subparagraph 11(b) hereof, except for the removal of Inventory sold in the ordinary course of such Borrower's business as permitted herein and with respect to all other Collateral, as otherwise permitted pursuant to the Senior Secured Note Documents;

     (g) all monies and other property obtained by each Borrower from Agent and/or any Lender pursuant to this Agreement will be used solely for business purposes of such Borrower;

     (h) each Borrower shall, at the request of Agent, indicate on its records concerning the Collateral a notation, in form satisfactory to Agent, of the security interest of Agent hereunder;

     (i) each Company shall file all required tax returns and pay all of its taxes when due (as such due date may be lawfully extended), including, without limitation, taxes imposed by federal, state or municipal agencies, and shall cause any liens for taxes to be promptly released; provided, that such Company shall have the right to contest the payment of such taxes in good faith by appropriate proceedings so long as (i) the amount so contested is shown on such Company's financial statements, (ii) the contesting of any such payment does not give rise to a lien for taxes, (iii) such Company keeps on deposit with Agent (such deposit to be held with interest) an amount of money which, in the sole judgment of Agent, is sufficient to pay such taxes and any interest or penalties that may accrue thereon or such Company maintains adequate reserves on its balance sheet the accordance with GAAP, and (iv) if such Company fails to prosecute such contest with reasonable diligence, Agent may apply the money so deposited in payment of such taxes. If any Company fails to pay any such taxes and in the absence of any such contest by such Company, Agent may (but shall be under no obligation to) advance and pay any sums required to pay any such taxes and/or to secure the release of any lien therefor, and any sums so advanced by Agent shall constitute Loans hereunder, shall be payable by Borrowers to Agent on demand, and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder;

     (j) except as provided in paragraph 11(q)(v), (vi) and (vii) of this Agreement, no Company shall assume, guarantee or endorse, or otherwise become liable in connection with, the obligations of any Person, except by endorsement of instruments for deposit or collection or similar transactions in the ordinary course of business;

     (k) no Company shall (i) enter into any merger or consolidation (other than the merger or consolidation of any Borrower with and into any other Borrower),
(ii) sell, lease or otherwise dispose of any of its assets other than in the ordinary course of business, (iii) purchase all or substantially all of the assets of any Person or division of such Person or (iv) enter into any transaction outside the ordinary course of such Company's business, including, without limitation, any purchase, redemption or retirement of any shares of any class of its stock or any other equity interest, and any issuance of any shares of, or warrants or other rights to receive or purchase any shares of, any class of its stock or any other equity interest;

     (l) except as provided on Schedule 12(l) of this Agreement, and except for dividends or distributions made by any Borrower to Holdings solely for payment by Holdings of scheduled payments of interest on the Senior Secured Notes, no Company shall declare or pay any dividend or other distribution (whether in cash or in kind) on any class of its stock (if such Company is a corporation) or on account of any equity interest in such Company (if such Company is a partnership, limited liability company or other type of entity);

     (m) no Company shall purchase or otherwise acquire, or contract to purchase or otherwise acquire, the obligations or stock of any Person, other than direct obligations of the United States;

     (n) no Company shall amend its organizational documents or change its fiscal year or enter into a new line of business materially different from Company's current business without the consent of Agent which consent will not be unreasonably withheld or delayed;

     (o) Borrowers shall not at any time during the periods set forth below, permit the "Tangible Net Worth" (as defined below) of Holdings and its Subsidiaries on a consolidated basis, to be less then the Minimum Tangible Net Worth corresponding to such period:

                                                                      Minimum Tangible
                          Period                                          Net Worth
                          ------                                          ---------
From the date hereof through December 30, 1999                          $ 55,000,000
From December 31, 1999 through March 30, 2000                           $ 57,300,000
From March 31, 2000 through June 29, 2000                               $ 59,600,000
From June 30, 2000 through September 29, 2000                           $ 63,100,000
From September 30, 2000 through December 30, 2000                       $ 66,600,000
From December 31, 2000 through March 30, 2001                   Adjusted TNW plus $2,900,000
From March 31, 2001 through June 29, 2001                       Adjusted TNW plus $5,800,000
From June 30, 2001 through September 29, 2001                  Adjusted TNW plus $10,200,000
From September 30, 2001 through December 30, 2001              Adjusted TNW plus $14,600,000
From December 31, 2001 through March 30, 2002                   Adjusted TNW plus $3,200,000
From March 31, 2002 through June 29, 2002                       Adjusted TNW plus $6,400,000
From June 30, 2002 through September 29, 2002                  Adjusted TNW plus $11,100,000
From September 30, 2002 through December 30, 2002              Adjusted TNW plus $15,900,000
From December 31, 2002 through March 30, 2003                   Adjusted TNW plus $3,400,000
From March 31, 2003 through June 29, 2003                       Adjusted TNW plus $6,800,000
From June 30, 2003 through September 29, 2003                  Adjusted TNW plus $11,800,000
From September 30, 2003 through December 30, 2003              Adjusted TNW plus $16,900,000
From December 31, 2003 through March 30, 2004                   Adjusted TNW plus $3,800,000
From March 31, 2004 through June 29, 2004                       Adjusted TNW plus $7,600,000
From June 30, 2004 through September 29, 2004                  Adjusted TNW plus $13,400,000
From September 30, 2004 and thereafter                         Adjusted TNW plus $19,100,000

"Adjusted TNW" being defined for each period from December 31 of each year through December 30 of the following year as the greater of (a) the Minimum Tangible Net Worth as of the September 30 immediately preceding such period and
(b) the actual Tangible Net Worth of Holdings and its subsidiaries on a consolidated basis as of such September 30; and "Tangible Net Worth" being defined for purposes of this paragraph with respect to any Person, such Person's shareholders' equity (including retained earnings) less the book value of all intangible assets, as determined solely by Agent on a consistent basis, plus the amount of any LIFO reserve, plus the amount of any debt subordinated to Agent, all as determined under GAAP except as otherwise set forth herein;

     (p) Borrowers shall, jointly and severally (but without duplication), reimburse Agent for all costs and expenses, including, without limitation, legal expenses and reasonable attorneys' fees incurred by Agent in connection with (i) documentation and consummation of this transaction and any other transactions between any Company and Agent, including, without limitation, Uniform Commercial Code and other public record searches and filings, overnight courier or other express or messenger delivery, appraisal costs, surveys, title insurance and environmental audit or review costs, (ii) collection, protection or enforcement any rights in or to the Collateral, (iii) collection of any Liabilities and (iv) administration and enforcement of any of Agent's or any Lender's rights under this Agreement. Borrowers shall also, jointly and severally (but without duplication), pay all normal service charges with respect to all accounts maintained by any Company with Agent and for any additional services requested by such Company from Agent. All such costs, expenses and charges shall constitute Loans hereunder, shall be payable by Borrowers to Agent on demand, and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder;

     (q) Companies shall not purchase or otherwise acquire (including, without limitation, acquisition by way of capitalized lease), or commit to purchase or acquire, any fixed asset if, after giving effect to such purchase or other acquisition, the aggregate cost of all such fixed assets purchased or otherwise acquired would exceed $5,000,000 from the date hereof through the end of the fiscal year ending September 30, 1999, $35,000,000 for the fiscal year of Companies ending September 30, 2000, and $30,000,000 during any other fiscal year of Companies; and

     (r) no Company nor any Affiliate shall use any portion of the proceeds of the Loans, either directly or indirectly for the purpose of (i) purchasing any securities underwritten or privately placed by ABN AMRO Securities (USA) Inc. ("AASI"), an affiliate of LaSalle, or (ii) purchasing from AASI any securities in which AASI makes a market, or (iii) refinancing or making payments of principal, interest or dividends on any securities issued by a Company or any Affiliate, and underwritten, privately placed or dealt in by AASI.

     13. DEFAULT. The occurrence of any one or more of the following events shall constitute an "Event of Default" by Borrowers hereunder:

     (a) the failure of any Obligor to pay when due any of the Liabilities;

     (b) the failure of any Obligor to perform, keep or observe any of the covenants, condition, promises, agreements or obligations of such Obligor under this Agreement or any of the Other Agreements; provided, that any such failure by any Obligor under this Agreement shall not constitute an Event of Default hereunder unless such failure remains uncured by the tenth (10th) day following written notice thereof. Agent agrees to endeavor to provide a copy of such notice of default to the law firm of Mandel & Resnik P.C., Attention: Nicholas Kaiser, Esq. by mail at the mailing address of 220 East 42nd Street, 20th Floor, New York, New York 10017, or by facsimile transmission at facsimile number (212) 573-0067. Failure of Agent to provide a copy of such notice of default shall not impair Agent's rights hereunder.

     (c) the failure of any Obligor to perform, keep or observe any of the covenants, conditions, promises, agreements or obligations of such Obligor under any other agreement with any Person if such failure may have a material adverse effect on such Obligor's business, property, assets, operations or condition, financial or otherwise;

     (d) the making or furnishing by any Obligor to Agent or any Lender of any representation, warranty, certificate, schedule, report or other communication within or in connection with this Agreement or the Other Agreements or in connection with any other agreement between such Obligor and Agent and/or any such Lender, which is untrue or misleading in any material respect;

     (e) the loss, theft, damage or destruction of any of the Collateral (other than Equipment, if any) having a fair market value in excess of $2,000,000 in the aggregate for all such events during any calendar year during the Original Term or any Renewal Term, and with respect to Collateral consisting of Equipment, if any, having a fair market value in excess of $5,000,000 in the aggregate for all such events during any calendar year during the Original Term or any Renewal Term, as determined by Agent in its sole discretion, or (except as permitted hereby) sale, lease or furnishing under a contract of service of, any of the Collateral in which Agent has a senior priority lien pursuant to the Intercreditor Agreement or, with respect to all other Collateral, as permitted pursuant to the Senior Secured Note Documents;

     (f) the creation (whether voluntary or involuntary) of, or any attempt to create, any lien or other encumbrance upon any of the Collateral, other than the Permitted Liens, or the making or any attempt to make any levy, seizure or attachment thereof;

     (g) the commencement of any proceedings in bankruptcy by or against any Obligor or for the liquidation or reorganization of any Obligor, or alleging that such Obligor is insolvent or unable to pay its debts as they mature, or for the readjustment or arrangement of any Obligor's debts, whether under the United States Bankruptcy Code or under any other law, whether state or federal, now or hereafter existing for the relief of debtors, or the commencement of any analogous statutory or non-statutory proceedings involving any Obligor; provided, however, that if such commencement of proceedings against such Obligor is involuntary, such action shall not constitute an Event of Default unless such proceedings are not dismissed within sixty (60) days after the commencement of such proceedings;

     (h) the appointment of a receiver or trustee for any Obligor, for any of the Collateral or for any substantial part of any Obligor's assets or the institution of any proceedings for the dissolution, or the full or partial liquidation, or the merger or consolidation, of any Obligor which is a corporation, limited liability company or a partnership; provided, however, that if such appointment or commencement of proceedings against such Obligor is involuntary, such action shall not constitute an Event of Default unless such appointment is not revoked or such proceedings are not dismissed within sixty
(60) days after the commencement of such proceedings;

     (i) the entry of any judgment in excess of $1,000,000 or order against any Obligor which remains unsatisfied or undischarged and in effect for thirty (30) days after such entry without a stay of enforcement or execution;

     (j) the death of any Obligor who is a natural Person, or of any partner of any Obligor which is a partnership, or any member of a limited liability company or any natural Person who owns a material interest in a corporate Obligor the dissolution of any Obligor which is a partnership, limited liability company or corporation; provided, however, that the death of Nourollah Elghanayan shall not constitute an Event of Default;

     (k) the occurrence of an event of default under, or the revocation or termination of, any agreement, instrument or document executed and delivered by any Person to Agent pursuant to which such Person has guaranteed to Agent the payment of all or any of the Liabilities or has granted Agent a security interest in or lien upon some or all of such Person's real and/or personal property to secure the payment of all or any of the Liabilities;

     (l) the institution in any court of a criminal proceeding for which the possibility of a forfeiture of assets exists against any Obligor, or the indictment of any Obligor for any crime other than traffic and boating tickets and misdemeanors not punishable by jail terms;

     (m) Holdings shall cease to own 100% of the equity interests of Borrowers, Middle American Tissue Inc. ("Middle American") shall cease to own at least 100% of the stock of Holdings, Super American Tissue Inc. shall cease to own at least 88% of the stock of Middle American or Nourollah Elghanayan, Mehdi Gabayzadeh and their family members (including children, grandchildren and great-grandchildren) shall cease to own, indirectly or beneficially, at least 95% of the stock of Super American Tissue Inc.; provided, that if DLJ Merchant Banking II, Inc. or its Affiliates becomes the owner of the stock of Holdings, such event shall not constitute an Event of Default; and

     (n) any material adverse change in the business, property, assets, operations or conditions, financial or otherwise of any Obligor, as determined by the Requisite Lenders.

     14. REMEDIES UPON AN EVENT OF DEFAULT.

     (a) Upon the occurrence of an Event of Default described in subparagraph 13(g) hereof, all of Borrowers' Liabilities shall immediately and automatically become due and payable, without notice of any kind. Upon the occurrence of any other Event of Default, all Liabilities may, at the option of the Requisite Lenders, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

     (b) Upon the occurrence of an Event of Default, Agent may, in its sole discretion, refuse to advance any Loan requested by or on behalf of a Borrower under this Loan Agreement.

     (c) Upon the occurrence of an Event of Default, subject to the terms of the Intercreditor Agreement, Agent may exercise from time to time any rights and remedies available to it under the Uniform Commercial Code and any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Agreement or in any of the Other Agreements and all of Agent's rights and remedies shall be cumulative and non-exclusive to the extent permitted by law. In particular, but not by way of limitation of the foregoing, Agent may, subject to the terms of the Intercreditor Agreement, without notice, demand or legal process of any kind, take possession of any or all of the Collateral (in addition to Collateral of which it already has possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may enter into any of each Borrower's premises where any of the Collateral may be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of, and Agent shall have the right to store the same at any of each Borrower's premises without cost to Agent. At Agent's request, subject to the terms of the Intercreditor Agreement, each Borrower shall, at Borrowers' expense, assemble the Collateral and make it available to Agent at one or more places to be designated by Agent and reasonably convenient to Agent and such Borrower. Each Borrower recognizes that if such Borrower fails to perform, observe or discharge any of its Liabilities under this Agreement or the Other Agreements, no remedy at law will provide adequate relief to Agent and Lenders, and agrees that Agent and Lenders shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages. Any notification of intended disposition of any of the Collateral required by law will be deemed reasonably and properly given if given at least ten (10) calendar days before such disposition. Subject to the terms of the Intercreditor Agreement, any proceeds of any disposition by Agent of any of the Collateral may be applied by Agent to the payment of expenses in connection with the Collateral, including, without limitation, legal expenses and reasonable attorneys' fees, and any balance of such proceeds may be applied by Agent toward the payment of such of the Liabilities, and in such order of application, as Agent may from time to time elect.

     15. INDEMNIFICATION. Each Company agrees to defend, protect, indemnify and hold harmless Agent, each Lender, each affiliate or subsidiary of Agent and each Lender (with counsel reasonably satisfactory to Agent or such Lender, as applicable), and each of their respective officers, directors, employees, attorneys and agents (each an "Indemnified Party") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature (including, without limitation, the disbursements and the reasonable fees of counsel for each Indemnified Party in connection with any investigative, administrative or judicial proceeding, whether or not the Indemnified Party shall be designated a party thereto), which may be imposed on, incurred by, or asserted against, any Indemnified Party (whether direct, indirect or consequential and whether based on any federal, state or local laws or regulations, including, without limitation, securities, environmental and commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Agreement or any Other Agreement, or any act, event or transaction related or attendant thereto, the making and the management of the Loans or the issuance of any Letters of Credit or the use or intended use of the proceeds of the Loans or any Letters of Credit; provided, however, that no Company shall have any obligation hereunder to any Indemnified Party with respect to matters solely caused by or resulting from the willful misconduct or gross negligence of such Indemnified Party, and Companies shall not indemnify Agent or any Lender for claims brought against any such party by any other Lender or Agent. To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, each Company shall satisfy such undertaking to the maximum extent permitted by applicable law. Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Indemnified Party on demand, and, failing prompt payment, shall, together with interest thereon at the highest rate then applicable to Loans hereunder from the date incurred by each Indemnified Party until paid by Companies, be added to the Liabilities of Borrowers and be secured by the Collateral. The provisions of this paragraph 15 shall survive the satisfaction and payment of the other Liabilities and the termination of this Agreement.

     16. NOTICE. Any notice required or desired to be served, given or delivered hereunder shall be in writing (including facsimile transmission), and such notice and other written communications shall be deemed to have been validly served, given or delivered upon the earlier of (a) personal delivery to the address set forth below, (b) in the case of mailed notice and other written communications, three (3) days after deposit in the United States mails, with proper postage for certified mail, return receipt requested, prepaid, or in the case of notice and other written communications by Federal Express or other reputable overnight courier service, one (1) Business Day after delivery to such courier service, and (c) in the case of facsimile transmission, upon transmission with confirmation of receipt with additional notice by Federal Express or other reputable overnight courier service, in any such case addressed to the party to be notified as follows: (i) in the case of Agent and LaSalle shall be sent to it at 135 South LaSalle Street, Chicago, Illinois 60603, Attention: Asset Based Lending Division, facsimile number (312) 750-6450, (ii) in the case of any Lender other than LaSalle, shall be sent to it at the address identified on the signature page hereto or in the Assignment and Assumption Agreement with such Lender and (iii) in the case of each Company shall be sent to it at its principal place of business set forth on the first page of this Agreement, facsimile number (516) 435-8980.

     17. JOINT AND SEVERAL LIABILITY.

     (a) Notwithstanding anything to the contrary contained herein, all Liabilities of each Borrower hereunder shall be joint and several (but without duplication) obligations of Borrowers.

     (b) Notwithstanding any provisions of this Agreement to the contrary, it is intended that the joint and several nature of the Liabilities of Borrowers and the liens and security interests granted by Borrowers to secure the Liabilities, not constitute a "Fraudulent Conveyance" (as defined below). Consequently, Agent, Lenders and Borrowers agree that if the Liabilities of such Borrower, or any liens or security interests granted by such Borrower securing the Liabilities would, but for the application of this sentence, constitute a Fraudulent Conveyance, the Liabilities of such Borrower and the liens and security interests securing such Liabilities shall be valid and enforceable only to the maximum extent that would not cause such Liabilities or such lien or security interest to constitute a Fraudulent Conveyance, and the Liabilities of such Borrower and this Agreement shall automatically be deemed to have been amended accordingly. For purposes hereof, "Fraudulent Conveyance": means a fraudulent conveyance under Section 548 of Chapter 11 of Title II of the United States Code (11 U.S.C. ss. 101, et seq.), as amended (the "Bankruptcy Code") or a fraudulent conveyance or fraudulent transfer under the applicable provisions of any fraudulent conveyance or fraudulent transfer law or similar law of any state, nation or other governmental unit, as in effect from time to time.

     (c) Each Borrower assumes responsibility for keeping itself informed of the financial condition of the other Borrowers, and any and all endorsers and/or guarantors of any instrument or document evidencing all or any part of such other Borrower's Liabilities and of all other circumstances bearing upon the risk of nonpayment by such other Borrowers of their Liabilities and each Borrower agrees that neither Agent nor any Lender shall have any duty to advise such Borrower of information known to Agent or such Lender regarding such condition or any such circumstances or to undertake any investigation not a part of its regular business routine. If Agent or any Lender, in its sole discretion, undertakes at any time or from time to time to provide any such information to a Borrower, neither Agent nor such Lender shall be under any obligation to update any such information or to provide any such information to such Borrower on any subsequent occasion.

     (d) Subject to the terms and conditions of this Agreement, Agent and Lenders are hereby authorized, without notice or demand and without affecting the liability of any Borrower hereunder, to, at any time and from time to time,
(i) renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to a Borrower's Liabilities or otherwise modify, amend or change the terms of any promissory note or other agreement, document or instrument now or hereafter executed by a Borrower and delivered to Agent and/or Lenders; (ii) accept partial payments on a Borrower's Liabilities; (iii) take and hold security or collateral for the payment of a Borrower's Liabilities hereunder or for the payment of any guaranties of a Borrower's Liabilities or other liabilities of a Borrower and exchange, enforce, waive and release any such security or collateral; (iv) apply such security or collateral and direct the order or manner of sale thereof as Agent in its sole discretion may determine; and (v) settle, release, compromise, collect or otherwise liquidate a Borrower's Liabilities and any security or collateral therefor in any manner, without affecting or impairing the obligations of the other Borrowers. Agent shall have the exclusive right to determine the time and manner of application of any payments or credits, whether received from a Borrower or any other source, and such determination shall be binding on such Borrower. All such payments and credits may be applied, reversed and reapplied, in whole or in part, to any of a Borrower's Liabilities as Agent shall determine in its sole discretion without affecting the validity or enforceability of the Liabilities of the other Borrowers.

     (e) Each Borrower hereby agrees that, except as hereinafter provided, its obligations hereunder shall be unconditional, irrespective of (i) the absence of any attempt to collect a Borrower's Liabilities from any Borrower or any guarantor or other action to enforce the same, (ii) the waiver or consent by Agent, the Requisite Lenders and/or Lenders with respect to any provision of any instrument evidencing Borrowers' Liabilities, or any part thereof, or any other agreement heretofore, now or hereafter executed by a Borrower and delivered to Agent and/or any Lender, (iii) failure by Agent or any Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for Borrowers' Liabilities (iv) the institution of any proceeding under the Bankruptcy Code, or any similar proceeding, by or against a Borrower or Agent's election in any such proceeding of the application of Section 1111(b)(2) of the Bankruptcy Code, (v) any borrowing or grant of a security interest by any Borrower as debtor-in-possession, under Section 364 of the Bankruptcy Code, (vi) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of Agent's and/or any Lender's claim(s) for repayment of any of Borrowers' Liabilities, or (vii) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

     (f) No payment made by or for the account of a Borrower including, without limitation, (i) a payment made by such Borrower on behalf of another Borrower's Liabilities or (ii) a payment made by any other person under any guaranty, shall entitle such Borrower, by subrogation or otherwise, to any payment from such other Borrower or from or out of such other Borrower's property and such Borrower shall not exercise any right or remedy against such other Borrower or any property of such other Borrower by reason of any performance of such Borrower of its joint and several obligations hereunder.

     18. EFFECT OF AMENDMENT AND RESTATEMENT. Upon the date of this Agreement, the Original Loan Agreements (and, except as otherwise set forth in the following proviso, all obligations and rights of any party thereunder), shall be amended and restated by this Agreement; provided, however, that the obligations to repay the loans and advances arising under the Original Loan Agreements shall continue in full force and effect and the liens and security interests securing payment thereof shall be continuing but shall now be governed by the terms of this Agreement and the Other Agreements. No action or inaction by Agent or Lender prior to the date of this Agreement shall be deemed to have established a course of conduct among the parties hereto. All rights and obligations of Companies, Agent and Lenders shall be solely as set forth in this Agreement and the Other Agreements.

     19. CAPITAL ADEQUACY. If after the date hereof, either (i) any change in or in the interpretation of any law or regulation is introduced, including, without limitation, with respect to reserve requirements, applicable to Agent, any Lender or any other banking or financial institution from whom the Agent or any of the Lenders borrow funds or obtain credit (a "Funding Bank"), or (ii) a Funding Bank or any of the Lenders complies with any future guideline or request from any central bank or other governmental authority or (iii) a Funding Bank or any of the Lenders determines that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof has or would have the effect described below, or a Funding Bank or any of the Lenders complies with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, and in the case of any event set forth in this clause (iii), such adoption, change or compliance has or would have the direct or indirect effect of reducing the rate of return on any of the Lenders' capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration the Funding Bank's or Lenders' policies with respect to capital adequacy) by an amount deemed by such Lender to be material, and any of the foregoing events described in clauses (i), (ii) or
(iii) increases the cost to Agent, the Issuing Bank or any of the Lenders of (A) funding or maintaining the Loans or (B) issuing, making or maintaining any Letter of Credit or of purchasing or maintaining any participation or subparticipation therein, or reduces the amount receivable in respect thereof by Agent or any Lender, then Borrowers shall upon demand by Agent, pay to

Agent, for the account of each applicable Lender, additional amounts sufficient to indemnify the Lenders against such increase in cost or reduction in amount receivable. A certificate as to the amount of such increased cost and setting forth in reasonable detail the calculation thereof shall be submitted to Borrowers by the applicable Lender, and shall be conclusive absent manifest error.

     20. CHOICE OF GOVERNING LAW; CONSTRUCTION; FORUM SELECTION. This Agreement and the Other Agreements are submitted by each Company to Agent and each Lender for Agent's and such Lender's acceptance or rejection at Agent's principal place of business as an offer by each Borrower to borrow monies from Agent and Lenders now and from time to time hereafter, and shall not be binding upon Agent and Lenders or become effective until accepted by Agent and Lenders, in writing, at said place of business. If so accepted by Agent and Lenders, this Agreement and the Other Agreements shall be deemed to have been made at said place of business. THIS AGREEMENT AND THE OTHER AGREEMENTS SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT AND IN ALL OTHER RESPECTS, INCLUDING, WITHOUT LIMITATION, THE LEGALITY OF THE INTEREST RATE AND OTHER CHARGES, BUT EXCLUDING PERFECTION OF THE SECURITY INTERESTS IN THE COLLATERAL LOCATED OUTSIDE OF THE STATE OF ILLINOIS, WHICH SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE RELEVANT JURISDICTION IN WHICH SUCH COLLATERAL IS LOCATED. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or remaining provisions of this Agreement.

     To induce Agent and Lenders to accept this Agreement, each Company irrevocably agrees that, subject to Agent's sole and absolute election, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT, THE OTHER AGREEMENTS OR THE COLLATERAL SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE CITY OF CHICAGO, STATE OF ILLINOIS. EACH COMPANY HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURTS LOCATED WITHIN SAID CITY AND STATE. Each Company hereby irrevocably appoints and designates the Secretary of State of Illinois, whose address is Springfield, Illinois (or any other person having and maintaining a place of business in such state whom such Company may from time to time hereafter designate upon ten (10) days written notice to Agent and who Agent has agreed in its sole discretion in writing is satisfactory and who has executed an agreement in form and substance satisfactory to Agent agreeing to act as such attorney and agent), as such Company's true and lawful attorney and duly authorized agent for acceptance of service of legal process. Each Company agrees that service of such process upon such person shall constitute personal service of such process upon such Borrower. Agent agrees to endeavor to provide a copy of such process to the law firm of Mandel & Resnik, P.C., Attention:
Nicholas Kaiser, Esq., by mail at the mailing address of 220 East 42nd Street, 20th Floor, New York, New York 10017 or by facsimile transmission at facsimile number (212) 573-0067. Failure of Agent to provide a copy of such process shall not impair Agent's rights herewith. EACH COMPANY HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST SUCH BORROWER BY AGENT IN ACCORDANCE WITH THIS PARAGRAPH.

     21. HEADINGS OF SUBDIVISIONS. The headings of subdivisions in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Agreement.

     22. POWER OF ATTORNEY. Each Company acknowledges and agrees that its appointment of Agent as its attorney and agent-in-fact for the purposes specified in this Agreement is an appointment coupled with an interest and shall be irrevocable until all of the Liabilities are satisfied and paid in full and this Agreement is terminated.

     23. WAIVER OF JURY TRIAL; OTHER WAIVERS.

     (a) EACH COMPANY, AGENT AND EACH LENDER HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, ANY OF THE OTHER AGREEMENTS, THE LIABILITIES, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT BY ANY COMPANY, AGENT OR ANY LENDER OR WHICH, IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP BETWEEN EACH COMPANY AND AGENT OR ANY LENDER. IN NO EVENT SHALL AGENT OR ANY LENDER BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL OR CONSEQUENTIAL DAMAGES.

     (b) Each Company hereby waives demand, presentment, protest and notice of nonpayment, and further waives the benefit of all valuation, appraisal and exemption laws.

     (c) EACH BORROWER HEREBY WAIVES ALL RIGHTS TO NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY AGENT OF ITS RIGHTS TO REPOSSESS THE COLLATERAL OF SUCH BORROWER WITHOUT JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON SUCH COLLATERAL.

     (d) Agent's and Lenders' failure, at any time or times hereafter, to require strict performance by Companies of any provision of this Agreement or any of the Other Agreements shall not waive, affect or diminish any right of Agent or Lenders thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Agent or Lenders of an Event of Default under this Agreement or any default under any of the Other

Agreements shall not suspend, waive or affect any other Event of Default under this Agreement or any other default under any of the Other Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. No delay on the part of Agent or Lenders in the exercise of any right or remedy under this Agreement or any Other Agreement shall preclude other or further exercise thereof or the exercise of any right or remedy. None of the undertakings, agreements, warranties, covenants and representations of Companies contained in this Agreement or any of the Other Agreements and no Event of Default under this Agreement or default under any of the Other Agreements shall be deemed to have been suspended or waived by Agent or Lenders unless such suspension or waiver is in writing, signed by a duly authorized officer of all Lenders (or such lesser number of Lenders as required under this Agreement) and directed to the Representative Company specifying such suspension or waiver.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the 9th day of July, 1999.

AMERICAN TISSUE CORPORATION                       LASALLE BANK NATIONAL ASSOCIATION, as Agent
                                                  and a Lender


By  /s/ Frank DiMaio                              By  /s/ Christopher Clifford
    ----------------------------------------          ----------------------------------------
Title  Asst Sec                                   Title  SVP

                                                  Maximum Loan Amount:  $45,000,000


AMERICAN TISSUE MILLS OF OREGON, INC.             FLEET CAPITAL CORPORATION, as a Lender


By  /s/ Frank DiMaio                              By  /s/ [ILLEGIBLE]
    ----------------------------------------          ----------------------------------------
Its  Asst Sec                                     Title  SVP

                                                  Maximum Loan Amount:  $35,000,000

AMERICAN TISSUE MILLS OF NEENAH LLC               FINOVA CAPITAL CORPORATION, as a Lender


By  /s/ Frank DiMaio                              By  /s/ [ILLEGIBLE]
    ----------------------------------------          ----------------------------------------
Its  Asst Sec                                     Title  SVP

                                                  Maximum Loan Amount:  $20,000,000


AMERICAN TISSUE MILLS OF NEW HAMPSHIRE, INC.


By  /s/ Frank DiMaio
    ----------------------------------------
Title Asst Sec

AMERICAN TISSUE MILLS OF NEW YORK, INC.

By  /s/ Frank DiMaio
    ----------------------------------------
Title Asst Sec


AMERICAN TISSUE MILLS OF GREENWICH LLC

By  /s/ Frank DiMaio
    ----------------------------------------
Title Asst Sec


CALEXICO TISSUE COMPANY LLC

By  /s/ Frank DiMaio
    ----------------------------------------
Title Asst Sec


PULP & PAPER OF AMERICA LLC

By  /s/ Frank DiMaio
    ----------------------------------------
Title Asst Sec


PULP OF AMERICA LLC

By  /s/ Frank DiMaio
    ----------------------------------------
Title Asst Sec


PAPER OF AMERICA LLC

By  /s/ Frank DiMaio
    ----------------------------------------
Title Asst Sec

AMERICAN TISSUE INC., as the Representative
Company


By  /s/ Frank DiMaio
    ----------------------------------------
Title Asst Sec